                                                                  Exhibit (A)(4)


                           OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                            AND CLASS B COMMON STOCK

                                       OF

                          DEKALB GENETICS CORPORATION

                                       AT

                               $100 NET PER SHARE

                                       BY

                          CORN ACQUISITION CORPORATION

                           A WHOLLY-OWNED SUBSIDIARY

                                       OF

                                MONSANTO COMPANY

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 12, 1998, UNLESS EXTENDED.

                                                                    May 15, 1998

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated May 15, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Offer") relating to the offer by Corn Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Monsanto Company, a Delaware corporation ("Parent"), to purchase all outstanding shares of Class A Common Stock, without par value, and Class B Common Stock, without par value (collectively, the "Shares"), of DEKALB Genetics Corporation, a Delaware corporation (the "Company"), at a purchase price of $100 per Share, net to the seller in cash, without interest thereon (as such price may be increased, the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith.

     Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to the Depositary prior to the expiration of the Offer or who cannot complete the procedures for delivery by book-entry transfer on a timely basis must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer. Please note the following:

          1. The tender price is $100 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. As described in the Offer to Purchase, if Shares are not accepted for Purchase pursuant to the Offer on or prior to May 9, 1999, the Offer Price will be increased by $0.50 per Share on May 10, 1999 and on the tenth day of each subsequent month until Shares are so accepted, unless earlier terminated.

          2.  The Offer is being made for all outstanding Shares.

          3. The Offer is conditioned upon there having been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares of Class A Common Stock that (together with the Shares of Class A Common Stock then held by Parent or any of its subsidiaries) would constitute a majority of the Shares of Class A Common Stock (assuming the exercise of all options to purchase, and the conversion or exchange of all securities convertible or exchangeable into, shares of Class A Common Stock) outstanding at the expiration date of the Offer and the expiration or termination prior to the expiration of the Offer of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to purchase of Shares pursuant to the Offer. The Offer is also subject to certain other terms and conditions as set forth in the Offer to Purchase. See the Introduction and Sections 1, 14 and 15 of the Offer to Purchase.

          4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

          5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, June 12, 1998, unless extended.

          6. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by First Chicago Trust Company of New York (the "Depositary") of (i) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment might not be made to all tendering stockholders at the same time, and will depend upon when Share Certificates or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

     In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by the Dealer Managers or one or more other registered brokers or dealers that are licensed under the laws of such jurisdiction.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                            AND CLASS B COMMON STOCK
                                       OF

                          DEKALB GENETICS CORPORATION

                                       BY

                          CORN ACQUISITION CORPORATION

                           A WHOLLY-OWNED SUBSIDIARY

                                       OF

                                MONSANTO COMPANY

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated May 15, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Offer") relating to the offer by Corn Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Monsanto Company, a Delaware corporation, to purchase all outstanding shares of Class A Common Stock, without par value, and Class B Common Stock, without par value (collectively, the "Shares"), of DEKALB Genetics Corporation, a Delaware corporation, at a purchase price of $100 per Share, net to the seller in cash, without interest thereon (as such price may be increased as described in the Offer to Purchase), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to Be Tendered:                 Shares of Class A Common Stock*
                                  --------------
                                                 Shares of Class B Common Stock*
                                  --------------
--------------------------------------------------------------------------------
                                   SIGN BELOW

Account
Number:                               Signature(s)
         ---------------------------                ---------------------------
Dated:
        ---------------------------------
--------------------------------------------------------------------------------
                          PLEASE TYPE OR PRINT NAME(S)

--------------------------------------------------------------------------------
                     PLEASE TYPE OR PRINT ADDRESS(ES) HERE

--------------------------------------------------------------------------------
                         AREA CODE AND TELEPHONE NUMBER

--------------------------------------------------------------------------------
              TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

* Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.